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                                                                  Exhibit 10.46

                   INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT
                   -------------------------------------------

         The undersigned, WERNER HOLDING CO. (PA), INC., a Pennsylvania corporation, ("WHPA"), with offices at 93 Werner Road, Greenville, Pennsylvania 16125, hereby agrees with you as follows:

1.       Position and Responsibilities
         -----------------------------

         a. You shall serve as a Consultant for WHPA and/or any of its subsidiaries (the "Company") and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Company's Board of Directors shall designate as appropriate and necessary in areas including, but in no way limited to, (i) mentoring and counseling, sales, technology and trade association representation, strategic planning, administrative consulting, succession counseling, shareholder relations, compensation consulting, etc., (ii) representing the company to customers and outside organizations, including participation in community activities, trade groups, associations, etc., (iii) representing the company to outside shareholders as an ambassador of goodwill and by conducting/participating in communication meetings by geographic location, and (iv) performing such other duties and activities as may be reasonably requested by the Company during the term of this Agreement. You shall be an independent contractor and not an employee or agent of the Company. You have no authority to bind the Company in any way or represent the Company, except as provided herein.

         b. You will, to the best of your ability, devote your best efforts to the performance of your duties hereunder and the business and affairs of the Company for such time as is mutually agreed to by you and the Company; provided, however, that it is agreed that such duties shall require at least three months of service annually. You shall continue to be available to the Company on a part-time basis to assist in any necessary transition for a period of ninety (90) days following the termination or expiration of this Agreement for any reason whatsoever.

         c. You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish generally for its employees or consultants governing the conduct of its business.

2.       Term of Agreement
         -----------------

         a. The term of this Agreement shall be for a period of one (1) year, commencing January 1, 2000 and ending December 31, 2000, unless extended or terminated prior thereto as provided herein or as mutually agreed by the parties hereto in writing. This Agreement shall automatically renew for successive one (1) year periods unless either party provides written notice to the other, thirty (30) days prior to the expiration of the then current period, of such party's intention to terminate this Agreement at the end of the then current period

         b. Notwithstanding the foregoing, the Company may terminate this Agreement and the consulting relationship at any time upon sixty (60) days prior written notice to you. Upon termination of this Agreement for any reason, all obligations of the Company hereunder shall cease, except with respect to amounts and obligations accrued to you. As noted in Section 7 below, your confidentiality and non-competition obligations under Sections 5 and 6 shall survive the termination of this Agreement.


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Consulting Agreement                                                 Page 2 of 4



3.       Compensation and Expenses
         -------------------------

         You shall be compensated at the rate of One Hundred Fifty Thousand Dollars ($150,000.00) per year, which shall be payable in equal monthly installments. The Company shall file a Form 1099 with the Internal Revenue Service with respect to the compensation paid during the term of this Agreement. You shall be responsible to pay any applicable taxes (both Federal and State).

         The Company shall reimburse you promptly for all reasonable and ordinary business and out-of-pocket expenses incurred by you in connection with the performance of your duties hereunder, as approved by the Company, including meals, travel, personal automobile and miscellaneous expenses, provided the expenses are incurred in furtherance of the Company's business and at the request of the Company. You agree to keep accurate and complete records of the aforesaid expenses as may be requested by the Company and to account to the Company for the expenses prior to reimbursement by signing an expense report and providing substantiating receipts.

         The Company agrees to maintain for your use in the performance of your duties hereunder appropriate office facilities in Greenville, PA and provide support staff to assist you.

4.       Outside Activities During Consulting Agreement
         ----------------------------------------------

         You hereby agree that you will work exclusively for the Company on the matters set forth in Section 1(a) and that you will not, directly or indirectly, engage in any activities or become in any way affiliated with (whether as an employee, consultant, officer, partner or stockholder) any entity, which is in competition or in conflict with the business or affairs of the Company.

5.       Proprietary Information
         -----------------------

         In order to protect the interests of the Company, you shall maintain in strict confidence and use only in connection with your performance of your duties hereunder all proprietary and sensitive information (whether or not designated as confidential) of the Company which is in your possession (whether received prior to or in connection with this Agreement) or which is developed by you in the course of performing your duties hereunder. This obligation shall not extend to information which is or becomes generally available to the public through no fault of yours or anything which may be received by you from another source without restriction on its disclosure.

         If, during or as a result of your performance of your duties hereunder, you make an invention, improvement, idea or work relating to the subject matter of your duties under this Agreement, you hereby agree to promptly disclose the same to the Company and it shall be the Company's property. You agree to execute any applications for patents, trademarks or copyrights thereon which the Company sees fit to have prepared, together with an assignment to the Company of your entire interest in such invention, improvement, idea or work and such applications. You also agree to take all other reasonable actions as the Company may deem necessary to assist the Company in obtaining such patents, trademarks or copyrights.

6.       Non-Competition.
         ---------------

         a. During the term of this Agreement and for a period following the termination or expiration of this Agreement, for whatever reason, equal to two (2) years, you will not, without the Company's


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Consulting Agreement                                                 Page 3 of 4


                  prior written consent, directly or indirectly engage in activities similar or reasonably related to those in which you shall have engaged hereunder for, nor render services similar or reasonably related to those which you shall have rendered hereunder to, any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company ("Direct Competitor") in any line of business engaged in or under development by the Company.

         b. No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your consulting relationship with the Company (or any post-agreement consultation) so long as you do not thereby violate any term of this Agreement.

7.       Remedies
         --------

         Your obligations under the provisions of Sections 5 and 6 of this Agreement (as modified by Section 9, if applicable) shall survive the expiration or termination of your consulting relationship (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of Sections 5 or 6 hereof would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

8.       Assignment
         ----------

         This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation (including any subsidiary, affiliate, or related entity of the Company) and any assignee of all or substantially all of its business and properties. Neither this Agreement nor any rights, obligations, or benefits hereunder may be assigned by you without the prior written consent of the Company.

9.       Interpretation
         --------------

         IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with applicable law.

10.      Notices
         -------

         Any notice which the Company is required to or may desire to give you shall be given by registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by registered or certified mail, return receipt requested, addressed to Eric J. Werner, Esq., Secretary and General Counsel, Werner Holding Co. (PA), Inc., 93 Werner Road, Greenville, Pennsylvania 16125.



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Consulting Agreement                                                 Page 4 of 4


11.      Waivers
         -------

         No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any preceding breach or of any future such right or of any other right arising under this Agreement.

12.      Complete Agreement; Amendments
         ------------------------------

         The foregoing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, discussions, or agreements with the Company or any officer or representative thereof. Any amendment or modification to this Agreement or waiver shall be effective only if evidenced by a written instrument executed by the parties hereto.

13.      Headings
         --------

         The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

14.      Counterparts
         ------------

         This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one agreement.

15.      Governing Law
         -------------

         This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

         If you are in agreement with the foregoing, please sign your name below to both originals of this Agreement and retain one (1) of the accompanying counterparts for your records.

                                     Very truly yours,

                                     WERNER HOLDING CO. (PA), INC.


                                     By:

                                     Title:   ___________________________


ACCEPTED AND AGREED:


---------------------------------
Donald M. Werner